UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020
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ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35480	20-4645388
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

47281 Bayside Parkway
Fremont, CA 94538
(Address of principal executive offices, including zip code)
(707) 774-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	ENPH	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On August 21, 2020, the Board of Directors (the “Board”) of Enphase Energy, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Jamie E. Haenggi as a Class II director with a term to expire at the Company’s 2023 annual meeting of stockholders or until her successor is duly elected and qualified.
Pursuant to the offer letter with Ms. Haenggi dated as of August 21, 2020, upon her appointment, Ms. Haenggi has been granted 2,563 restricted stock units (RSUs) under the Company’s 2011 Equity Incentive Plan (the “Plan”). The RSUs will vest in three equal installments on November 15, 2020, February 15, 2021, and May 15, 2021, provided that Ms. Haenggi continues to provide services to the Company through each vesting date. Ms. Haenggi will also receive an annual cash retainer of $50,000 for service as a member of the Board, payable quarterly.
In addition, on the date of each annual stockholders’ meeting, Ms. Haenggi will be eligible for an additional RSU grant with a value of $250,000 (calculated using the closing price of the Company’s common stock on the date of grant), vesting quarterly over twelve months, subject to her continuous service. Ms. Haenggi compensation is pursuant to her offer letter and is in lieu of the non-employee director compensation provided for in the Company’s Non-Employee Director Compensation Policy. The foregoing is a summary of the terms of the offer letter with Ms. Haenggi, does not purport to be complete, and is qualified in its entirety by reference to the offer letter to be filed as Exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2020.
There are no arrangements or understandings between Ms. Haenggi and any other person pursuant to which Ms. Haenggi was appointed as a director of the Company, and there is no family relationship between Ms. Haenggi and any of the Company’s other directors or executive officers. Ms. Haenggi is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.
The Company entered into its standard form of indemnification agreement with Ms. Haenggi (the “Indemnity Agreement”). The Indemnity Agreement provides, among other things, that the Company will indemnify Ms. Haenggi, under the circumstances and to the extent provided for therein, for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her service to the Company as a director, and otherwise to the fullest extent under applicable law. The foregoing is only a brief description of the terms of the indemnification arrangements with Ms. Haenggi, does not purport to be complete, and is qualified in its entirety by reference to the form of Indemnification Agreement, previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2019, as filed on February 21, 2020.
The Company entered into its standard form of indemnification agreement with Ms. Haenggi (the “Indemnity Agreement”). The Indemnity Agreement provides, among other things, that the Company will indemnify Ms. Haenggi, under the circumstances and to the extent provided for therein, for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her service to the Company as a director, and otherwise to the fullest extent under applicable law. The foregoing is only a brief description of the terms of the indemnification arrangements with Ms. Haenggi, does not purport to be complete, and is qualified in its entirety by reference to the form of Indemnification Agreement, previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2019, as filed on February 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 24, 2020	ENPHASE ENERGY, INC.
		By:	/s/ Eric Branderiz
Eric Branderiz
Executive Vice President and Chief Financial Officer